Registration No. 333-157878

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KOKO LTD.
(Name of small business issuer in its charter)

Nevada	3571
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

KOKO LTD.	The Corporation Trust Company of Nevada
6411 So. Auer Street	6100 Neil Road, Suite 500
Spokane, Washington 99223	Reno, Nevada 89015
(509) 991-5761	(775) 322-0626
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee [1]
Common Stock by Selling Shareholders:	920,000	$0.10	$92,000	$3.62

Total	920,000	$0.10	$92,000	$3.62

[1]           Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

KOKO LTD.
920,000 Shares of Common Stock

We are registering for sale by selling shareholders 920,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See “Risk Factors” starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We were incorporated under the laws of the state of Nevada as KOKO LTD., on June 19, 2007.  We have just started our operations.  We are engaged in the business of designing, manufacturing and marketing a steak timer.

Our principal executive offices are located at 6411 South Auer Street, Spokane, Washington 99223.  This is our mailing address as well. Our telephone number is (509) 991-5761.  Our fiscal year end is December 31.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	920,000 shares of common stock
Offering price per share	$0.10
Net proceeds to us	None
Number of shares outstanding before the offering	7,170,000
Number of shares outstanding after the offering if all of the shares are sold	7,170,000

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of	As of
	March 31, 2009	December 31, 2008	December 31, 2007
	(Unaudited)	(Audited)	(Audited)
Balance Sheet
Total Assets	$62,467	$84,340	$2,530
Total Liabilities	$22,060	$22,060	$13,450
Stockholders Equity	$40,407	$62,280	$(10,920)

			Period from
	Three months Ended		June 19, 2007
	March 31, 2009	Year Ended	(date of inception) to
	(Unaudited)	December 31, 2008	December 31, 2007
		(Audited)	(Audited)
Income Statement
Revenue	$-	$-	$-
Total Expenses	$21,873	$18,800	$25,020
Net Loss	$(21,873)	$(18,800)	$(25,020)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.  All material risk factors have been addressed.

Risks associated with KOKO LTD.:

1.  Our auditor has issued a going concern opinion.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

2.  We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on June 19, 2007 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception is $65,693.   To achieve and maintain profitability and positive cash flow we are dependent upon:

*          our ability to generate revenues
*          our ability to generate a profit.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with translating documents.  As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

3.  Because our management does not have technical training or experience in manufacturing steak timers, we may have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced in developing, manufacturing and marketing a steak timer, we may have to hire qualified persons to do so.  Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard manufacturing and marketing techniques that competing corporations commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

4.  Because we are small and do not have much capital, we may have to limit our manufacturing and marketing activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our activities. As such we will not be able to compete with large entities that manufacture and market food timers.  In that event we are unable to attract customers to our product, we will not generate revenues or profits.  It that occurs, you will lose your investment.

5. Because Messrs. Ruff and Littler have other outside business activities, they will only be devoting 10% of their time, or four hours per week to ours to our operations and as a result, our operations may be sporadic which may result in periodic interruptions or suspensions of our activities.

Because Gregory Ruff and Craig Littler, our officers and Mr. Ruff our sole director have other outside business activities, they will only be devoting 10% of their time, or four hours each per week to our operations.  As a result, our operations may be sporadic and occur at times which are convenient to Messrs. Ruff and Littler.  As a result, our operations may be periodically interrupted or suspended.

6. We operate in a highly competitive industry and we cannot guarantee you that we will ever achieve any level of success in competing for clients with other manufacturers of food timer.

The appliance industry is very competitive.  We are part of that industry.  We are at a competitive disadvantage in attracting clients due to our very small size and limited scope of our product. In addition, there is not a significant barrier to entry by competitors. Our competitors are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

7.  We do not own any patents, trademarks or copyrights covering our product.

Even though we are currently applying for a patent, we do not own any patents, trademarks or copyrights.  Our steak timer needs the user to input two variables for each steak to make it work.  A patent on this formula was issued long ago and has since expired.  However, because of some unique additional functions our steak timer provides the user in this process, management has determined to proceed and apply for an expansion of this process and file for a patent application on it.  If we infringe on any patents, trademarks or copyrights, we will be liable for damages and may be enjoined from conducting our proposed business.  Further, because we have no patent or copyright covering our product, someone could use the information and compete with us and we will have no recourse against him.

8. We may need additional capital which we may not be able to obtain on acceptable terms. Any inability to raise additional capital when needed could adversely affect our ability to grow.

Our future capital requirements depend on a number of factors, including our ability to grow, our net sales, and the management of our business. If we are to substantially grow, it is likely we will need to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private or transactions. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing shareholders will be reduced and those shareholders will experience dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all.

Risks associated with this offering:

9. Because we have only two officers and directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only two officers and one director who is also one of our officers. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money.

10. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

11. Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

12. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of directors. We selected the $0.10 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

There are 37 selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	In short sales; or
4.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Of the 7,170,000 shares of common stock outstanding as of March 31, 2009, 5,000,000 shares are owned by Gregory Ruff, our president and 1,250,000 shares are owned by Craig Littler, our vice president, and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.
Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a start-up corporation and have not yet generated or realized any revenues from our business operations.  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin operations.   There is no assurance we will ever reach this point.

    We are not going to buy or sell any plant or significant equipment during the next twelve months.  We believe we can satisfy our cash requirements during the next 12 months.  We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Results of Operations

On December 30, 2008, we completed our private placement and sold 920,000 shares of common stock to 37 individuals and raised $92,000.

Plan of Operations

Our specific goal is to begin developmental components of our business plan including developing our website, manufacturing our steak timer and selling the steak timer. We intend to accomplish the foregoing through the following milestones:

1.
After the preliminary patent search was done by Bergman & Jeckle in Spokane, Washington, management decided to file a patent on our process.  It is estimated it will take between 4 to 6 months to file it.  This should be completed by August 2009.

2.
Complete the software programming to run the computer chip of the steak timer.  Infinetix in Spokane, Washington completed the software program late in 2008.  Design the electrical circuit board for the patent and prototype.  Infinetix completed this drawing in January 2009.  This drawing will also be used by our patent attorney for our patent application.  Get an LCD screen size bid for the steak timer.  Management expects to have this done by March 2009.  Infinetix has put this bid out to its subcontractor manufacturers in China.  Supply the necessary artwork to burn into the LCD screen.  Completion date is by June 2009.  Build a working prototype of the steak timer.  JB Engineering, in Spokane, Washington, our consultant design engineer, will supply the final PCB envelope design that details all mechanical part locations.  Completion date is estimated by October 2009.  Finalize any changes in the design of the steak timer and pre sale it.  Completion date is estimated by February 2010.  Manufacture the steak timer.  Estimation completion date is June 2010.

3.
Our marketing program will include our website promotion and personal selling. Our president, Gregory Ruff, will do personal selling initially. He will be responsible for all phases of our operations.  We have budgeted between $500 and $5,000 for marketing.  Marketing will commence as soon as our prototype is completed.

4.	Within 6 months from the initiation of our marketing program, we believe that we will begin generating fees from the sale of our steak timer.

            In summary, we should be generating fees from the sale of our steak timer within 15 months from the date of this prospectus.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we have to be able to attract customers and generate revenues.  We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

As of the date of this prospectus, we have not generated any revenues.  We are currently in the start-up stage of our operations.

To meet our need for cash we raised $92,000 from our private placement.

    At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can’t raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.  Other than as described in this paragraph, we have no other financing plans.

             Since inception, we have issued a total of 7,170,000 shares of our common stock and received $96,100 and $11,500 was advanced by one director to our attorney for legal services provided to us.

In July 2007, we issued 6,250,000 shares of common stock pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The purchase price of the shares was $4,100 and $10,000 was advanced by one director to our attorney for legal services provided to us.  This was accounted for as an acquisition of shares.

On December 30, 2008, we issued 920,000 shares of common stock to 37 individuals in consideration of $0.10 per share or a total of $92,000. The 920,000 shares so issued are being registered in this offering. The foregoing 920,000 shares of common stock were issued as restricted securities pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933.

             As of March 31, 2009, our total assets were $62,467 and our total liabilities were $22,060.

BUSINESS

General

We were incorporated in the State of Nevada on June 19, 2007.  We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 and our business office is located at 6411 South Auer Street, Spokane, Washington 99223.  This is our mailing address as well. Our telephone number is (509) 991-5761.  This is the home of Gregory Ruff, our president.  Mr. Ruff supplies this office space to us on a rent-free basis.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

Our goal is to promote, manufacture and market a steak timer.

 Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to engage in the manufacture and distribution of our steak timer. Our specific plan is to manufacture and sell our steak timer. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We do not intend to engage in a merger or acquisition. Further we do not intend to enter into a business combination, change of control or similar transaction.

Previous Considerations

Originally we planned to manufacture, sell and market a sun hat.  As we proceeded with our plans we found that we learned from our patent attorney that we may be infringing on the patent of another company and accordingly we abandoned the plan to manufacture the sun hat.  We then decided to shift our focus to the steak timer.

Steak Timer Description

We intend to manufacture and sell a steak timer.  The timer is owned by Gregory Ruff, our president, and licensed to us.

The steak timer is the size of an individual hand held computer devise.  Management believes it performs some unique functions that are not currently available on other cooking devises.  The steak timer will have a software code contained within in a memory chip.  The user will be required to interact with the timer before starting it.

The cooking time is based upon the cooking recommendations of a well known cooking chart. Both the grill and broiler are set to high temperatures.

Manufacturing

The steak timer was designed in Spokane, Washington as well as the software programming and the filing of the patent application.  We intend to manufacture the steak timer in Asia where it is cheaper to make.  We believe there are a number of manufacturers who are capable of producing the steak timer.  Raw materials for the steak timer are readily available from numerous sources.

Distribution

We intend to distribute the steak timer by direct shipment from our subcontractor manufacturer.

License

We obtained an exclusive three year license from Gregory Ruff, to market and manufacture the steak timer.  We have agreed to pay all costs associated with the development, manufacturing, and marketing of the steak timer.  We also will pay Mr. Ruff a 20% royalty on the Net Factory Sales Price defined as follows: The gross factory selling price of the product or the US importer’s gross selling price if the steak timer is manufactured abroad, less usual trade discounts actually allowed, but not including advertising allowances or fees or commissions paid to our employees or agents.  The Net Factory Sales Price shall not include packing costs, if itemized separately, import and export taxes, excise and other sales taxes, and custom duties, and costs of insurance and transportation, if billed separately, from the place of manufacture if in the U.S., or from the place of importation if manufactured abroad, to the customer’s premises or next point of distribution or sale.  Bona fide returns may be deducted from units shipped into computing the royalty payable after such returns are made.

Patents, Trademarks and Copyrights

We do not own any patents, trademarks or copyrights.  We do not know if we are or will be infringing on any patents, copyrights or trademarks.  If we infringe on any patents, trademarks or copyrights we will be liable for damages and may be enjoined from conducting our proposed business.  Further, because we have no patent or copyright covering our product, someone could use the information and compete with us and we will have no recourse against him.

             On April 26, 2009, Mr. Ruff filed a patent application for the steak timer with the United States Patent and Trademark office, application number 12/386,769.  Even though a patent application has been filed, there is no assurance that a patent will be issued for the steak timer.
Website

We intend to hire a designer to develop our website. We believe the cost will be between $500 and $5,000 depending on the sophistication thereof.  We have not selected a designer as of the date hereof and will not do so until we complete this private placement.

We intend to sell our steak timer on our website, and/or another website (s) controlled by one of our distributors who have agreed to sell our steak timer, and process orders by credit card payments thereon.  To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transaction occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. There is no assurance that such security precautions will be successful.

Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception in June 2007.  At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based retailer focused on the design, manufacture and sale of our steak timer.

The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Convenient Shopping Experience

Our online store, or a website we post on someone else’s website, will provide customers with an easy-to-use web site. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online store will enable us to deliver our steak timer to customers in rural or other locations that do not have convenient access to physical stores.

Customer Service

We intend to provide a customer service department via email where consumers can resolve questions about the use of our steak timer.  Furthermore, we will insure consumer satisfaction by offering a money back guarantee.

Online Retail Store

We intend to design our Internet store to be a place for individual consumers to purchase our steak timer.  Our internet store may be a website that we either control directly or indirectly through a third party.

Shopping at our Online Store

We believe that the sale of our products on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, and ease-of-use, depth of content and information, and competitive pricing.  Key features of our online store will include:

Browsing

Our online store will offer consumers a simple, easy-to-use format intended to enhance product ordering.

Selecting a Product and Checking Out

To purchase products, consumers will simply click on the "add to cart" button to add a number of steak timers to his shopping cart.  To execute orders, consumers click on the "checkout" button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. We will also offer consumers a variety of shipping options during the checkout process. Prior to finalizing an order by clicking the "submit" button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

To pay for orders, a consumer may use a credit card or PayPal, which is authorized during the checkout process.  Charges are assessed against the card when the order is placed.  Our online store will use a security technology that works with the most common Internet browsers and makes it virtually impossible for unauthorized parties to read information sent by our consumers.

We offer our customers a full refund for any reason if the customer returns the steak timer within thirty days from the date of sale in the same condition it was sold to the customer.  After thirty days, we will not refund any money to a customer.

Competition

The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future.  Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Marketing

We intend to market our steak timer on our website, advertising by our distributors, if any, and through traditional sources such as magazines, newspapers and flyers/mailers in the United States, provided we have available advertising dollars.  We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us, which could cause us to cease operations.

Employees; Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our officers and sole director.  We intend to hire additional employees on an as needed basis.

Offices

Our offices are currently located at 6411 South Auer Street, Spokane, Washington 99223.  Our telephone number is (509) 991-5761.  This is the home office of our President, Gregory Ruff.  We do not pay any rent to Mr. Ruff and there is no agreement to pay any rent in the future.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, and import and export matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.  In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our steak timer.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Gregory Ruff	51	president, principal accounting officer, principal
6411 South Auer Street		executive officer, principal financial officer, secretary,
Spokane, Washington 99223		treasurer, and sole member of the board of directors

Craig Littler	67	vice president
1025 Ocean Avenue
Santa Monica, California 90403

Background of officers and directors

Gregory Ruff

Since our inception, Gregory Ruff has been our president, principal accounting officer, principal executive officer, principal financial officer, secretary, treasurer and sole member of our board of directors.  Since January 1, 2009, Mr. Ruff has been a registered representative with Spartan Securities Group Ltd. in its Spokane, Washington office. Spartan Securities Group Ltd. is a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority.  Since July 19, 2007,  Mr. Ruff has been president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and a member of the board of directors of QE Brushes, Inc., a Nevada corporation engaged in the business of developing, manufacturing, and selling toothbrushes specifically for use by pet owners to clean canine and feline mouths.  QE Brushes, Inc. filed a Form S-1 registration statement with the SEC, file no. 333-157970, on March 16, 2009 registering 475,000 shares of common stock for resale by certain selling shareholders named therein.  Since December 2006, Mr. Ruff has been engaged in making personal investments for his own benefit.  From 1996 to December 2006, Mr. Ruff was employed as a trader and registered representative with Public Securities Company, a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority (FINRA) located in Spokane, Washington.  Mr. Ruff’s duties included assisting companies in their 15C2-11 filing process for listings on the OTCBB and Pink Sheets as well as raising venture capital. Mr. Ruff graduated from Gonzaga University in 1981 with a BBA in accounting and from Pepperdine School of Law in 1984 with a juris doctorate.

Craig Littler

Since our inception, Craig Littler has been our vice president.  Since July 19, 2007,  Mr. Littler has been a member of the board of directors of QE Brushes, Inc., a Nevada corporation engaged in the business of developing, manufacturing, and selling toothbrushes specifically for use by pet owners to clean canine and feline mouths.  QE Brushes, Inc. filed a Form S-1 registration statement with the SEC, file no. 333-157970, on March 16, 2009 registering 475,000 shares of common stock for resale by certain selling shareholders named therein.  From 1995 to 2002, Mr. Littler owned and operated Executive Recruiting Company. Mr. Littler graduated from the American Academy of Dramatic Arts with a theatre/drama degree in 1963. Mr. Littler has worked as an actor from 1961 to present.

During the past five years, Messrs. Ruff and Littler have not been the subject of the following events:

1. Any bankruptcy petition filed by or against any business of which Messrs. Ruff and Littler were general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Messrs. Ruff’s and Littler’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

There are no conflicts of interest as a result of Mr. Ruff’s and Mr. Littler’s activities.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on June 19, 2007 through December 31, 2008.  Since December 31, 2008, we have not paid any compensation to our officers and sole director.

 Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
						Non-	Nonqual-
						Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	($)	($)	($)	($)
Gregory Ruff	2008	0	0	0	0	0	0	0	0
President & Treasurer	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

Craig Littler	2008	0	0	0	0	0	0	0	0
Vice President	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

The following table sets forth information with respect to compensation paid by us to our director during the last completed fiscal year. Our fiscal year end is December 31.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Gregory Ruff	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance at this time.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this memorandum, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of
Beneficial Owner	Shares	Ownership
Gregory Ruff	5,000,000	69.73%
6411 South Auer Street
Spokane, WA 99223

Craig Littler	1,250,000	17.43%
1025 Ocean Avenue
Santa Monica, CA 90403

All officers and directors as a group
(2 individuals)	6,250,000	87.16%

[1]	The persons named above may be deemed to be a “parent” and “promoter” of our company. Messrs. Ruff and Littler are our only promoters.

Future sales by existing stockholders

A total of 6,250,000 shares of common stock were issued to Gregory Ruff and Craig Litter, our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be only sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

There is no trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are two holders of record for our common stock. The record holders are our officers and directors who collectively own 6,250,000 restricted shares of our common stock.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering
Adams, James	40,000	0.56%	40,000	0.0%
Bleiweis, Stacy (7)	15,000	0.21%	15,000	0.0%
Dotoli, Gustave	10,000	0.14%	10,000	0.0%
Durando, Ronald	15,000	0.21%	15,000	0.0%
Englard, Ruth	15,000	0.21%	15,000	0.0%
Farrell, Fred	30,000	0.42%	30,000	0.0%
Fischman, Mavin	10,000	0.14%	10,000	0.0%
Freeman, Frederick	10,000	0.14%	10,000	0.0%
Grigorieff, Bill	50,000	0.70%	50,000	0.0%
Hoffert, Abraham	5,000	0.01%	5,000	0.0%
Jens, Greg & Jeanah	20,000	0.28%	20,000	0.0%
Kaufman, Harold	10,000	0.14%	10,000	0.0%
Lipschultz, Shulem	20,000	0.28%	20,000	0.0%
Littler, Alana (7)	10,000	0.14%	10,000	0.0%
Maana Enterprises (1)	10,000	0.14%	10,000	0.0%
Marich Family Living Trust (2)	10,000	0.14%	10,000	0.0%
Markel, Wayne	50,000	0.70%	50,000	0.0%
McIntosh, Sharon	10,000	0.14%	10,000	0.0%
Morris, Ronald	10,000	0.14%	10,000	0.0%
Moshel, Elgy	10,000	0.14%	10,000	0.0%
Olsen, Alan	10,000	0.14%	10,000	0.0%
Pearson, Charline	30,000	0.42%	30,000	0.0%
Pearson, John	50,000	0.70%	50,000	0.0%
PR Diamonds (3)	20,000	0.28%	20,000	0.0%
Quinlivan, James and Terry	10,000	0.14%	10,000	0.0%
Rosenberg, David	50,000	0.70%	50,000	0.0%

Ruff, Doris (7)	125,000	1.74%	125,000	0.0%
Schenkman, Hans	50,000	0.70%	50,000	0.0%
Schwartz Investments (4)	25,000	0.35%	25,000	0.0%
Shinderman, Alan	10,000	0.14%	10,000	0.0%
Sternfeld, Murray	10,000	0.14%	10,000	0.0%
Taylor, Blaine	20,000	0.28%	20,000	0.0%
Taylor, Robert and Jacque	20,000	0.28%	20,000	0.0%
Irgun Shiurai Torah (5)	50,000	0.70%	50,000	0.0%
United Chocolate Corp. (6)	50,000	0.70%	50,000	0.0%
Voegele, Wayne	20,000	0.28%	20,000	0.0%
Freeman II, Federic	10,000	0.14%	10,000	0.0%
Total	920,000	12.84%	920,000	0.0%

[1]	Robert Baron exercises voting and dispositive control over the shares of common stock owned by Maana Enterprises Inc.

[2]	Kenneth and Barbara Marich exercise voting and dispositive control over the shares of common stock owned by Marich Family Living Trust.

[3]	Reisz Pincus exercises voting and dispositive control over the shares of common stock owned by PR Diamonds.

[4]	Charles Schwartz exercises voting and dispositive control over the shares of common stock owned by Schwartz Investments

[5]	Elozer Bald exercises voting and dispositive control over the shares of common stock owned by Irgun Shiurai Torah.

[6]	David Rosenburg exercises voting and dispositive control over the shares of common stock owned by United Chocolate Corp.

[7]	Stacy Bleiweis is the sister of Gregory Ruff, Doris Ruff is the mother of Gregory Ruff, and Alana Littler is the daughter of Craig Littler.

Other than investing money with us, the foregoing selling security holders have had no material relationship with us during the last three years.

All natural persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

No selling shareholder is an affiliate of a registered broker dealer.

The following is a summary of the issuances of all shares:

*
In July 2007, we issued 6,250,000 shares of common stock pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The purchase price of the shares was $14,100.  The shares were purchase by our two officers, Greg Ruff and Craig Littler.  Both individuals were furnished the same information that could be found in Part I of a Form S-1 registration statement and both persons are sophisticated investors.

*
On December 30, 2008, we issued 920,000 shares of common stock to 37 individuals in consideration of $0.10 per share or a total of $92,000.  The foregoing 920,000 shares of common stock were issued pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933.  A Form D was filed with the SEC; each investor was furnished with an offering memorandum containing the same information that could be found in Part I of a Form S-1 registration statement; and, each investor had a preexisting relationship with us.

Future Sales of Shares

A total of 7,170,000 shares of common stock are issued and outstanding. Of the 7,170,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 920,000 are being offered for resale by the selling shareholders described above.

Shares purchased in this offering will be immediately resalable without any restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 58.14% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities will be Empire Stock Transfer, Inc., 7251 West Lake Mead Boulevard, Las Vegas, Nevada 89128.  Its telephone number is (702) 562-4037.

CERTAIN TRANSACTIONS

On August 14, 2007, we issued 5,000,000 restricted shares of common stock to Gregory Ruff, our president and sole director, in consideration of $1,300.  On August 14, 2007, we issued 1,250,000 restricted shares of common stock to Craig Littler, our vice president, in consideration of $2,800 and $10,000 was an advance for our attorney’s legal services. The shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Messrs. Ruff and Littler were furnished with all of the information that is contained in a registration statement and are sophisticated investors.  No commission was paid to anyone in connection with the sale of shares to Messrs. Ruff and Littler.

We obtained an exclusive three year license from Gregory Ruff, to market and manufacture the steak timer.  We have agreed to pay all costs associated with the development, manufacturing, and marketing of the steak timer.  We also will pay Mr. Ruff a 20% royalty on the Net Factory Sales Price defined as follows: The gross factory selling price of the product or the US importer’s gross selling price if the steak timer is manufactured abroad, less usual trade discounts actually allowed, but not including advertising allowances or fees or commissions paid to our employees or agents.  The Net Factory Sales Price shall not include packing costs, if itemized separately, import and export taxes, excise and other sales taxes, and custom duties, and costs of insurance and transportation, if billed separately, from the place of manufacture if in the U.S., or from the place of importation if manufactured abroad, to the customer’s premises or next point of distribution or sale.  Bona fide returns may be deducted from units shipped into computing the royalty payable after such returns are made.

Mr. Ruff allows us to use approximately 144 square feet of space at this home for our operations.  Mr. Ruff does not charge us for the use of the space.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2008, included in this prospectus have been audited by Malone & Bailey, P.C., Independent Registered Public Accounting Firm, 10350 Richmond, Suite 800, Houston, Texas 77042, telephone (713) 343-4200, as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the shares being sold in this public offering.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm registered with the Public Company Accounting Oversight Board.

Audited financial statements for the periods ended December 31, 2008 and December 31, 2007.  Balance Sheets as of March 31, 2009 (unaudited) and December 31, 2008, Statements of Expenses and Cash Flows for the three months ended March 31, 2009 and 2008 (unaudited) follow:

KOKO, LTD.
(An Development Stage Company)
Balance Sheets

	March 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash	$62,467	$84,340
Total Assets	$62,467	$84,340

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$10,560	$10,560
Advances from shareholder	11,500	11,500
Total Current Liabilities	22,060	22,060

Stockholders' Equity
Preferred stock, $0.00001 par value	-	-
Common stock, $0.00001 par value, 100,000,000 shares
authorized, 7,170,000 shares issued and outstanding	72	72
Additional paid-in capital	106,028	106,028
Deficit accumulated during the development stage	(65,693)	(43,820)

Total Stockholders’ Equity	40,407	62,280

Total Liabilities and Stockholders' Equity	$62,467	$84,340

The accompanying notes are an integral part of these financial statements

KOKO, LTD.
(A Development Stage Company)
Statements of Expenses

			From Inception
			(June 19, 2007)
	Three Month Period		Through
	Ended March 31,		March 31,
	2009	2008	2009
OPERATING EXPENSES:
Legal fees	$6,280	$-	$30,730
Accounting fees	6,901	2,725	15,483
Office expense	122	20	1,230
License and fees	-	-	3,725
Professional fees	8,570	-	14,525
Total operating expenses	21,873	2,745	65,693

Net Loss	$(21,873)	$(2,745)	$(65,693)

Weighted average number of shares
outstanding	7,170,000	6,250,000	N/A
Basic and diluted net loss per share	$0.00	$0.00	N/A

The accompanying notes are an integral part of these financial statements

KOKO, LTD
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

			From Inception
			(June 19, 2007)
	Three Month Period		Through
	Ended March 31,		March 31,
	2009	2008	2009
Cash Flows From Operating Activities
Net Loss	$(21,873)	$(2,745)	$(65,693)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock subscribed for services	-	-	10,000
Changes in assets and liabilities:
Accounts payable	-	2,725	10,560

Total Cash Used For Operating Activities	(21,873)	(20)	(45,133)

Cash Flows From Financing Activities
Issuance of common stock to founder for cash	-	-	1,300
Advances from shareholders	-	-	11,500
Proceeds from subscription of common stock	-	-	94,800
Total Cash Provided by Financing Activities	-	-	107,600

Net Increase (Decrease) in Cash	(21,873)	(20)	62,467

Cash at Beginning of Period	84,340	2,530	-

Cash at End of Period	$62,467	$2,510	$62,467

Supplemental Disclosure of Cash Flow Information
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements

KOKO, LTD.
(A Development Stage Company)
Notes to Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of  KOKO, Ltd.., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in KOKO’s Annual Report filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which substantially duplicate the disclosure contained in the audited financial statements for fiscal 2008 as reported in the Form S-1 have been omitted.

NOTE 2- GOING CONCERN

During the period ended March 31, 2009 KOKO incurred a net loss and had negative cash flows from operations. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if KOKO is unable to continue as a going concern.

Concerning Koko’s present financial situation, management’s plan is to complete its prototype of its steak timer this year and presale it before beginning to manufacture its final product. If it becomes necessary to raise additional sums of money to complete the manufacturing process of the steak timer, a presale order will assist Koko in this endeavor.

Management estimates it will require an additional $40,000 to continue operations and increase development for the next fiscal year.  The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for expansion through affiliations and other business relationships.

To the Board of Directors
KOKO, Ltd.
(a development stage company)
Spokane, Washington

We have audited the accompanying balance sheets of KOKO, Ltd. (a development stage company), as of December 31, 2008 and 2007 and the related statements of expenses, stockholders’ deficit and cash flows for the year ended December 31, 2008 and the period from June 19, 2007, inception, to December 31, 2007 and 2008. These financial statements are the responsibility of KOKO’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KOKO as of December 31, 2007 and 2008 and the results of its operations and its cash flows for the year ended December 31, 2008 and the period from inception through December 31, 2007 and 2008 to described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that KOKO will continue as a going concern. As discussed in Note 3 to the financial statements, KOKO has suffered a loss from operations, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston,Texas
March 10, 2009

KOKO, LTD.
(A Development Stage Company)
Balance Sheets

	December 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash	$84,340	$2,530
Total Assets	$84,340	$2,530

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$10,560	$11,250
Advances from shareholder	11,500	2,200
Total Current Liabilities	22,060	13,450

Stockholders' Deficit
Preferred stock, $.00001 par, 100,000,000 shares authorized, no
shares issued or outstanding	-	-
Common stock, $.00001 par, 100,000,000 shares authorized,
7,170,000 and 6,250,000 shares issued or outstanding	72	63
Additional paid-in capital	106,028	14,037
Deficit accumulated during the development stage	(43,820)	(25,020)

Total Stockholders’ Deficit	62,280	(10,920)

Total Liabilities and Stockholders' Deficit	$84,340	$2,530

The accompanying notes are an integral part of these financial statements.

KOKO, LTD.
(A Development Stage Company)
Statements of Expenses

	From June 19, 2007		From Inception
	(Inception) to		(June 19, 2007)
	Twelve Months Ended		Through
	December 31,		December 31,
	2008	2007	2008
OPERATING EXPENSES:
Legal fees	$4,450	$20,000	$24,450
Accounting fees	6,082	2,500	8,582
Office expense	1,108	-	1,108
License and fees	3,405	320	3,725
Professional fees	3,755	2,200	5,955
Total operating expenses	18,800	25,020	43,820

Net Loss	$(18,800)	$(25,020)	$(43,820)

Weighted average number of shares	6,585,110	4,410,256
Basic and diluted net loss per share	$(0.00)	$(0.01)

The accompanying notes are an integral part of these financial statements.

KOKO, LTD.
(A Development Stage Company)
Statements of Changes in Stockholders' Deficit

				Deficit
				Accumulated
	Common Stock		Additional	During the
			Paid-In	Development
	Shares	Amount	Capital	Stage	Total
BALANCE, June 19, 2007 (Date of inception)	-	$-	$-	$-	$-

Issuance of common stock to founder
at inception for cash at $.00026	5,000,000	50	1,250	-	1,300

Issuance of common stock for :
Cash at $.01024	273,438	3	2,797		2,800
Services at $.01024	976,562	10	9,990		10,000

Net loss	-	-	-	(25,020)	(25,020)

BALANCE, December 31, 2007	6,250,000	63	14,037	(25,020)	(10,920)

Issuance of common stock for :
Cash at $.10	920,000	9	91,991	-	92,000

Net loss	-	-	-	(18,800)	(18,880)

BALANCE, December 31, 2008	7,170,000	$72	$106,028	$(43,820)	$62,280

The accompanying notes are an integral part of these financial statements.

KOKO, LTD.
(A Development Stage Company)
Statements of Cash Flows

	From June 19, 2007		From Inception
	(Inception) to		(June 19, 2007)
	Twelve Months Ended		Through
	December 31,		December 31,
	2008	2007	2008
Cash Flows From Operating Activities
Net Loss	$(18,800)	$(25,020)	$(43,820)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	-	10,000	10,000
Changes in assets and liabilities:
Accounts payable	(690)	11,250	10,560
Total Cash (Used) by Operating Activities	(19,490)	(3,770)	(23,260)

Cash Flows From Financing Activities
Issuance of common stock to founder	-	1,300	1,300
Proceeds from issuance of common stock	92,000	2,800	94,800
Advances from shareholders	9,300	2,200	11,500
Total Cash Provided by Financing Activities	101,300	6,300	107,600

Net Increase in Cash	81,810	2,530	84,340

Cash at Beginning of Period	2,530	-	-

Cash at End of Period	$84,340	$2,530	$84,340

Supplemental Disclosure of Cash Flow Information
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

KOKO, LTD.
(A Development Stage Company)
Notes to Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS

KOKO, LTD (KOKO) was incorporated on June 19, 2007, in the State of Nevada. KOKO is a Development Stage Company as defined by Statement of Financial Accounting Standard No. 7, Accounting and Reporting by Development Stage Enterprises.  KOKO is currently seeking funding in order to begin operations to complete the final design, outsource manufacturing and market a freestanding steak timer that predetermines and regulates the cooking time of a steak, based on simple data inputted by the user.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  While it is believed that such estimates are reasonable, actual results could differ significantly from those estimates.

Cash and Cash Equivalents
KOKO considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Basic and Diluted Loss Per Share
Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Revenue Recognition
KOKO recognizes revenue from product sales upon shipment to independent distributors.  Revenue from administration fees is recognized upon collection from independent distributors.

Income Taxes
KOKO recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  KOKO provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

KOKO, LTD.
(A Development Stage Company)
Notes to Financial Statements

Stock-based Compensation
KOKO accounts for stock options as prescribed by accounting Principles Board Opinion No. 25 and discloses pro forma information as provided by Statement 123, “Accounting for Stock Based Compensation,” when applicable. Shares of restricted common stock that are issued to employees and consultants for services are recorded as expense based upon management’s estimate of the fair value of the shares at the time of issuance and the value of services rendered.

Fair Value of Financial Instruments
KOKO financial instruments will consist mainly of cash and cash equivalents, accrued expenses and notes payable. Due to the short-term nature of these instruments, the carrying amounts of the Company’s cash and cash equivalents, accrued expenses and notes payable approximate fair value.

Accounting Pronouncements
KOKO does not believe the adoption of recently issued accounting pronouncements will have an impact on The Company’s financial position, results of operations, or cash flows.

NOTE 3 - GOING CONCERN

During the fiscal year ended December 31, 2008, KOKO incurred a net loss and negative cash flows from operations. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if KOKO is unable to continue as a going concern.

Concerning Koko’s present financial situation, management’s plan is to complete its prototype of its steak timer this year and presale it before beginning to manufacture its final product. If it becomes necessary to raise additional sums of money to complete the manufacturing process of the steak timer, a presale order will assist Koko in this endeavor.

The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for expansion through affiliations and other business relationships.

NOTE 4 - CAPITAL STOCK

KOKO issued 5,000,000 shares at inception for $1,300 cash. In August 2007, KOKO issued 976,562 common shares for legal services paid on behalf of the Company by a shareholder and valued at $10,000 and 273,438 common shares for cash $2,800. During the fiscal year ended December 31, 2008, KOKO issued 920,000 shares of common stock for $92,000 in cash.

KOKO, LTD.
(A Development Stage Company)
Notes to Financial Statements

NOTE 5 - INCOME TAXES

KOKO has incurred losses since its inception and, therefore, has not been subject to federal income taxes.  As of December 31, 2008, KOKO had net operating losses of $34,000, which expire in 2028.

Significant components of Koko’s deferred income tax assets at December 31, 2008 are as follows:

Deferred income tax asset	$5,000
Valuation allowance	(5,000)

Net deferred tax assets	$-

NOTE 6 - RELATED PARTY TRANSACTIONS

The shareholders advance KOKO monies for expenses from time to time. These amounts are unsecured and bear no interest and totaled $11,500 as of December 31, 2008.

KOKO’s offices are in the home of KOKO’s president on a rent free month to month basis.

Until _______________________, 2009, ninety (90) days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$1.73
Printing Expenses	200.00
Accounting Fees and Expenses	9,098.27
Legal Fees and Expenses	20,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	1,800.00
TOTAL	$31,600.00

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as follows:

a)
In July 2007, we issued 6,250,000 shares of common stock pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The purchase price of the shares was $4,100 and $10,000 was advanced by one director to our attorney for legal services provided to us.  The shares were purchase by our two officers, Greg Ruff and Craig Littler.  Both individuals were furnished the same information that could be found in Part I of a Form S-1 registration statement and both persons are sophisticated investors.

b)
On December 30, 2008, we issued 920,000 shares of common stock to 37 individuals in consideration of $0.10 per share or a total of $92,000.  The foregoing 920,000 shares of common stock were issued pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933.  A Form D was filed with the SEC; each investor was furnished with an offering memorandum containing the same information that could be found in Part I of a Form S-1 registration statement; and, each investor had a preexisting relationship with us.

ITEM 16.	EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the securities being registered.
23.1	Consent of Malone & Bailey, P.C.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.

* Previously filed.

ITEM 17.	UNDERTAKINGS.

A.         The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)         include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)         reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(c)         include any additional or changed material information with respect to the plan of distribution.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (''230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

B.         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.         The undersigned registrant hereby undertakes that:

(1)        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form S-1 Registration Statement and has duly caused this amended Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spokane, Washington on this 18th day of June, 2009.

KOKO LTD.

BY:	GREGORY RUFF
Gregory Ruff
President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

GREGORY RUFF	President, Principal Executive Officer,	June 18, 2009
Gregory Ruff	Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and sole member of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the securities being registered.
23.1	Consent of Malone & Bailey, P.C.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.

*      Previously filed.